EXHIBIT 99B(11)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 14, 1997, on the December 31, 1996 financial statements of The Pillar Funds, Incorporated by reference in the Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A of The Pillar Funds (File No. 33-44712), and to all references to our firm included in or made part of Post-Effective Amendment No. 28 to the Registration Statement File No. 33-44712.


                                            /s/ Arthur Andersen LLP
                                                ------------------------------
                                                Arthur Andersen LLP

Philadelphia, Pa.
  February 28, 1997